Exhibit 10.61

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE SECURITIES OR BLUE SKY LAWS OF CALIFORNIA OR ANY OTHER STATE AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE NOTE UNDER THE SECURITIES ACT OF 1933, AND OTHER APPLICABLE SECURITIES OR BLUE SKY LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO LIQUIDMETAL TECHNOLOGIES, INC. THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND APPLICABLE STATUTES.

SUBORDINATED PROMISSORY NOTE

$1,000,000	Lake Forest, California
March 17, 2006

FOR VALUE RECEIVED, LIQUIDMETAL TECHNOLOGIES, INC., a Delaware corporation (the “Maker”), promises to pay to the order of Atlantic Realty Group, Inc., a New York corporation, or its successors or assigns (the “Holder”) at 1836 El Camino Del Teatro, La Jolla, California 92037, or at such other place as the Holder may designate in writing from time to time, in lawful money of the United States of America, the principal sum of ONE MILLION DOLLARS ($1,000,000.00), such principal balance being the amount of funds advanced to Liquidmetal Technologies, Inc. by Atlantic Realty Group, Inc., together with interest thereon as set forth below.

1.               Payment of Interest and Conversion.

a)              So long as there is no Event of Default, interest on the unpaid principal balance under this Note shall accrue at the rate of ten percent (10%) per annum, beginning on March 17, 2006.  If the interest rate hereunder is determined by a court of competent jurisdiction to be usurious or otherwise in violation of California law, the interest rate under this Note shall equal the maximum interest rate allowable by California law.  In all cases, interest shall accrue during the actual number of days elapsed and shall be computed on the basis of a 365-day year.  This Note shall be paid as follows:

i)                                         Payments of accrued but unpaid interest on the outstanding principal balance under this Note shall be due and payable upon scheduled maturity on October 16, 2006, unless such day is not a business day, in which case payment shall be due on the first Business Day after such day (an “Interest Payment Date”). The Maker may elect to repay the entire principal amount and all interest due thereon on or before the scheduled maturity on October 16, 2006 without any prepayment penalty but not before June 16, 2006.  The Maker shall provide written notice to the Holder of its intent to repay to the Holder at least three (3) days prior to the date on which the Maker intends to repay the obligation;

b)             The Maker shall be liable for all fees and expenses arising from the interpretation or enforcement of this Note, or from the collection of amounts due hereunder, including but not limited to reasonable legal fees and expenses (collectively, the “Additional Amounts”).

c)              The Maker agrees that upon the occurrence of an Event of Default, as defined below, Maker shall pay a default rate of interest on any sums due at the rate of fifteen percent (15%) per annum from the date that the Event of Default occurs until paid in full.

2.               Subordination.  THE RIGHTS OF THE HOLDER OF THIS NOTE TO RECEIVE PAYMENT OF ANY PRINCIPAL HEREOF OR INTEREST HEREON IS SUBJECT AND SUBORDINATE TO THE PRIOR PAYMENT OF THE PRINCIPAL OF AND INTEREST ON ALL OTHER INDEBTEDNESS OF THE MAKER, WHETHER NOW OUTSTANDING OR SUBSEQUENTLY INCURRED, WHETHER SECURED OR UNSECURED, AND ANY DEFERRALS, RENEWALS OR EXTENSIONS OF SUCH INDEBTEDNESS OR ANY DEBENTURES, BONDS OR NOTES EVIDENCING SUCH INDEBTEDNESS (THE ‘SENIOR INDEBTEDNESS”).  UPON ANY RECEIVERSHIP, INSOLVENCY, ASSIGNMENT FOR THE BENEFIT OF CREDITORS, BANKRUPTCY, REORGANIZATION, SALE OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS AND LIABILITIES OF THE MAKER, OR IN THE EVENT THIS NOTE IS DECLARED DUE AND PAYABLE UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, THEN NO AMOUNT SHALL BE PAID BY THE MAKER WITH RESPECT TO PRINCIPAL AND INTEREST HEREON UNLESS AND UNTIL THE PRINCIPAL OF, AND INTEREST ON, ALL SENIOR INDEBTEDNESS THEN OUTSTANDING IS PAID IN FULL.

3.               Events of Default.  The occurrence of any of the following events shall constitute an “Event of Default” under this Note:

a)              any failure by the Maker to pay principal, accrued but unpaid interest or other amounts when due under this Note, unless such failure is cured in full within fifteen (15) days after receiving written notice informing the Maker of such failure;

b)             any material breach, violation or default (including but not limited to technical and non-monetary defaults) by the Maker with respect to any of its other covenants, obligations or duties under this Note, unless such breach, violation or default is cured in full within sixty (60) Business Days after receiving written notice informing the Maker of such breach, violation or default;

c)              the filing against the Maker of any bankruptcy petition that is not dismissed within ninety (90) days after filing or the filing by or on behalf of the Maker of any bankruptcy petition;

d)             the appointment of receiver, custodian or trustee to operate or manage the Maker or substantially all of its assets or businesses;

e)              the dissolution or liquidation of the Maker; or

f)                any merger involving, consolidation involving, sale of all or substantially all assets by, or share exchange by, the Maker.

4.               Rights Remedies and Waivers.  The Holder shall have all rights and remedies available at law, in equity or by constitution, statute, rule, regulation or ordinance, including but not limited to rights and remedies granted in this Note with respect to any Event of Default.

Without limiting the generality of the foregoing provisions of this Section, the Holder shall have the right, upon any Event of Default, to declare the entire principal balance and accrued but unpaid interest due from the Maker to be immediately due and payable in full.  The Maker shall be liable for Additional Amounts, as defined in Section 1.b. of this Note.

In no event shall a waiver of rights or remedies arise solely from the oral representations of the Holder or from any delay by it in exercising, or any past failures to exercise, rights or remedies.  A waiver of rights and remedies by the Holder shall not be effective or binding unless, and then only to the extent that, such waiver appears in this Note, or the Holder signs an express written waiver of rights or remedies and causes such written waiver to be delivered to the Maker.

The Maker, to the maximum extent permitted by law, hereby waives each of the following: (a) the benefit of, and the right to assert, any statute of limitations defenses affecting the Maker’s rights, duties or obligations under this Note; (b) presentation, demand, protest, notices of dishonor and protest and the benefits of homestead exemptions; and (c) all defenses and pleas with respect to any extensions of the time for payment under this Note, except as may be granted expressly by the Holder, in its sole discretion, in a written instrument signed by the Holder and delivered to the Maker.

5.               Governing Law.  The Holder shall be entitled to have all of its claims, causes of action, suits, demands, counterclaims and defenses under this Note interpreted and enforced in accordance with the laws of the State of California, without regard to any conflicts of law provisions or principles thereof to the contrary.

6.               Modification.  This Note shall not be modified unless, and then only to the extent that, a written modification is executed by the Holder and the Maker, or its respective successors and assigns.

7.               Assignment.  The Maker shall not assign or delegate, whether in whole or in part, any of its rights, duties or obligations under this Note, and any attempted assignment or delegation in violation of this Note shall be void.

8.               Severable Provisions.  All provisions in this Note are severable and each valid and enforceable provision shall remain in full force and effect, regardless of any determination that is binding upon the parties hereto and that renders other provisions of this Note invalid or unenforceable.  To the extent, if any, that a court of competent jurisdiction determines that certain provisions of this Note are invalid or unenforceable, the Maker and the Holder hereby authorize such court to modify such provisions, in a manner consistent with the intent of the Maker and the Holder, as such court deems reasonably necessary to make such provisions valid and enforceable.

9.               Terms of Convenience.  References to this Note mean this Subordinated Promissory Note, as it may be amended or replaced from time to time.  Terms such as “hereof,” “herein,” “hereto,” “hereby,” “hereunder” and similar references to this Note shall be deemed to refer to this Note as a whole and not to any particular section or provision of this Note.  Captions and headings are used in this Note for convenience only and shall not be construed to affect the meaning of this Note.

10.         Restrictions on Use of Proceeds.  The proceeds of this Note shall be used by Maker solely for working capital of the Maker or expansion purposes of Maker’s business and shall not be used to pay accrued or future salaries or bonuses to any officers, directors, or employees of Maker

11.         Maximum Interest Rate.  In no event shall any agreed to or actual exaction charged, reserved or taken as an advance or forbearance by Holder as consideration for this Note exceed the limits (if any) imposed or provided by the law applicable from time to time to the Note for the use or detention of money or for forbearance in seeking its collection; Holder hereby waives any right to demand such excess.  If the rate of interest under this Note should be above such maximum rate of interest permitted by applicable law (if any), then notwithstanding any contrary provision in this Note and without necessity of further agreement or notice by Holder or Maker, the unpaid principal balance of the Note shall thereupon bear interest at such maximum lawful rate.  In the event that the interest provisions of this Note or any exactions provided for in this Note shall result at any time or for any reason in an effective rate of interest that transcends the maximum interest rate permitted by applicable law (if any), then without further agreement or notice the obligation to be fulfilled shall be automatically reduced to such limit and all sums received by Holder in excess of those lawfully collectible as interest shall be applied against the principal of the Note immediately upon Holder’s receipt thereof, with the same force and effect as though the Maker had specifically designated such extra sums to be so applied to principal.

12.         WAIVER OF JURY TRIAL.  THE MAKER HEREBY, AND THE HOLDER BY ITS ACCEPTANCE OF THIS PROMISSORY NOTE, KNOWINGLY, VOLUNTARILY AND

INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS PROMISSORY NOTE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDER ACCEPTING THIS PROMISSORY NOTE AND MAKING ANY LOAN, ADVANCE OR OTHER EXTENSION OF CREDIT TO THE MAKER.

IN WITNESS WHEREOF, this Subordinated Promissory Note has been executed as of the first date written above.

MAKER:	LIQUIDMETAL TECHNOLOGIES, INC.
a Delaware Corporation

By: /s/ Ricardo A. Salas
Ricardo A. Salas, President